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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                   FORM 8-A/A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

                            Spatial Technology Inc.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


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
Delaware                                          84-1035353
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(State of Incorporation or Organization)          (I.R.S Employer Identification no.)

2425 55th Street, Building A, Boulder, Colorado   80301
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(Address of principal executive offices)          (zip code)
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
If this Form relates to the registration of a class      If this Form relates to the registration of a class
of debt securities and is effective upon filing          of debt securities and is to become effective
pursuant to General Instruction A(c)(1) please check     simultaneously with the effectiveness of a concurrent
the following box.  [ ]                                  registration statement under the Securities Act of
                                                         1933 pursuant to General Instruction A(c)(2) please
                                                         check the following box.  [ ]

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Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class to              Name of Each Exchange on Which
          be so Registered                 Each Class is to be Registered
       ----------------------              ------------------------------

    Common Stock, $.01 par value              American Stock Exchange
    ----------------------------           ------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                              --------------------
                                (Title of class)
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ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 49 of the Prospectus, included in the Registrant's Form SB-2 Registration
Statement, filed with the Securities and Exchange Commission on August 12,
1996, as amended, and is incorporated herein by reference.

ITEM 2.        EXHIBITS.

         Exhibit
         Number           Description
         ------           -----------

         3(i).2 Restated Certificate of Incorporation, as amended, of the Registrant.

         3(ii).4          Bylaws of the Registrant.

         4.2              Specimen Stock Certificate.
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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     SPATIAL TECHNOLOGY INC.

DATE:  OCTOBER 16, 1996              BY: /S/ MARK C. VELLEQUETTE
                                         ---------------------------------------
                                         MARK C. VELLEQUETTE
                                         VICE PRESIDENT, FINANCE AND
                                         ADMINISTRATION